Exhibit 3.1

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                        INTERVEST BANCSHARES CORPORATION


     Intervest Bancshares Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

     FIRST:    The original Certificate of Incorporation of Intervest Bancshares
Corporation was filed with the Secretary of State of Delaware on February 5, 1993.

     SECOND: The Certificate of Incorporation, as amended heretofore, is hereby further amended to increase the number of shares of Class A Common Stock that the Corporation shall be authorized to issue from 7,500,000 shares to 9,500,000 shares. The Restated Certificate of Incorporation in the form that follows has been duly adopted in accordance with the provisions of Sections 245 and 242 of the General Corporation Law of the State of Delaware by the directors and stockholders of the Corporation.

     THIRD: The text of the Certificate of Incorporation, as amended heretofore, is hereby restated as further amended to read in full as set forth in Exhibit A attached hereto and is hereby incorporated herein by this reference.

     IN WITNESS WHEREOF, the undersigned, being the President and Secretary, respectively of the Corporation, hereby execute this Restated Certificate of Incorporation this 10th day of March, 2000 and hereby affirm the truth of the statements contained herein under penalties of perjury.


                                INTERVEST BANCSHARES CORPORATION


                                By:   /s/ Lowell S. Dansker
                                      -----------------------------------
                                      Lowell S. Dansker, President


ATTEST:


By:     /s/ Lawrence G. Bergman
        -------------------------------
        Lawrence G. Bergman, Secretary


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                                                                       EXHIBIT A

                          CERTIFICATE OF INCORPORATION
                                       OF
                        INTERVEST BANCSHARES CORPORATION

     1.     The  name  of  the  corporation is Intervest Bancshares Corporation.

     2. The address of the registered office of the Corporation in the State of Delaware is 9 East Loockerman Street, City of Dover, County of Kent, State of Delaware 19901. The name of its registered agent at such address is Colby Attorneys Service Co., Inc.

     3. The purpose for which it is formed is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

     4.(a) The Corporation is authorized to issue three classes of shares to be designated, respectively, Preferred Stock ("Preferred Stock"), Class A Common Stock ("Class A Common Stock") and Class B Common Stock ("Class B Common Stock"). The total number of shares of capital stock that the Corporation is authorized to issue is Ten Million Five Hundred Thousand (10,500,000). The total number shares of Preferred Stock this Corporation shall have authority to issue is Three Hundred Thousand (300,000). The total number of shares of Class A Common Stock this Corporation shall have authority to issue is Nine Million Five Hundred Thousand (9,500,000). The total number of shares of Class B Common Stock this Corporation shall have authority to issue is Seven Hundred Thousand (700,000). All of the shares of capital stock shall have a par value of $1.00 per share.

     (b) The Board of Directors of the Corporation (the "Board of Directors") is authorized, subject to limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock from time to time in one or more series. The Board of Directors is expressly authorized to provide for the issue of all or any of the shares of Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such shares and as may be permitted by the General Corporation Law of the State of Delaware. The Board of Directors is also expressly authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series. In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

     (c) The powers, preferences, rights, restrictions and other matters relating to the Class A Common Stock and the Class B Common Stock are as follows:

          (i)     Dividends.  Subject  to  preferences that may be applicable to
                  ---------
any outstanding shares of Preferred Stock, the holders of shares of Class A Common Stock shall be entitled to receive cash dividends when and as declared by the Board of Directors out of funds legally available therefore. The holders of the shares of Class B Common Stock shall not be entitled to receive any cash dividends other than liquidating dividends until January 1, 2000, after which time the holders of Class A Common Stock and Class B Common Stock will share ratably, without distinction as to class, in dividends when and as declared by the Board of Directors.

          (ii)     Voting.  So  long  as  at  least 50,000 shares of the Class B
                   ------
Common Stock remain issued and outstanding, the holders of the outstanding shares of Class B Common Stock, voting separately and as a class, shall have the sole right to vote for the election of that number of directors which equal two-thirds of the number of directors then constituting the entire Board of Directors (rounded up to the next whole number), but shall not otherwise be entitled to vote for the election of directors of the Corporation. The holders of the outstanding shares of Class A Common Stock, voting separately and as a class, shall have the sole right to vote for the remaining directors constituting the entire Board of Directors. At such time as there shall be less than 50,000 shares of the Class B Common Stock issued and outstanding, then the entire Board of Directors shall be elected by vote of the holders of the Class A Common Stock and Class B Common Stock, voting together and without distinction as to class. Subject to the foregoing limitation, and except as otherwise expressly required by law, in all other matters as to which the vote or consent of stockholders of the Corporation shall be required or be taken, the holders of the shares of Class A Common Stock and Class B Common Stock, voting together and without distinction as to class, shall each be entitled to one vote for each share of such stock held by them, respectively. In the case of any subdivision, split up, combination, stock dividend or change of the shares of Class B Common Stock into a different number of shares of the same or any other class or classes of stock, then the 50,000 share threshold described above shall be equitably adjusted to reflect such event.

          (iii)     Liquidation.  Subject  to  any  preferences  that  may  be
                    -----------
applicable to any outstanding shares of Preferred Stock, in the event of liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, the holders of the shares of Class A Common Stock and Class B Common Stock shall be entitled to share ratably, without distinction as to class, in all of the assets of the Corporation available for distribution to its stockholders.

          (iv)     Conversion.  The  shares  of  Class  B  Common Stock shall be
                   ----------
convertible, at any time and from time to time after January 1, 2000, at the option of the holder thereof, into shares of Class A Common Stock at the rate of one share Class A Common Stock for one share of Class B Common Stock. In order to exercise the conversion privilege, the holder of any shares of Class B Common Stock shall surrender the certificate or certificates for such shares of Class B Common Stock accompanied by proper instruments of surrender to the Corporation at its principal office. The certificate or certificates for such shares shall also be accompanied by a written notice to the effect that the holder elects to convert such shares and stating the name or names in which the certificate or certificates for Class A Common Stock which shall be issuable on such conversion shall be issued. Such conversion shall be deemed to have been effected on the date on which such notice shall have been received by the Corporation and such Class B Common Stock shall have been surrendered as hereinabove provided. The shares of Class B Common Stock so converted shall not be reissued and shall be retired and canceled as provided by law. In the case of the issuance of any shares of stock as a dividend upon the shares of Class A Common Stock or the shares of Class B Common Stock or in the case of any subdivision, split up, combination, or change of the shares of Class A Common Stock or shares of Class B Common Stock into a different number of shares of the same or any other class or classes of stock, or in the case of any consolidation or merger of the Corporation with or into another corporation, or in case of any sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety, the conversion rate as hereinabove provided shall be appropriately adjusted so that the rights of the holders of Class A Common Stock and of Class B Common Stock will not be diluted as result of such stock dividend, subdivision, split up, combination, change, consolidation, merger, sale or conveyance. Adjustments in the rate of conversions shall be calculated to the nearest one-tenth of a share. The Corporation shall not be required to issue fractions of shares of Class A Common Stock upon conversion of Class B Common Stock. If any fractional interest in a share of Class A Common Stock shall be deliverable, the Corporation shall purchase such fractional interest for an amount equal to the current market value of such fractional interest. So long as any shares of Class B Common Stock are outstanding, the Corporation shall reserve and keep available out of its duly authorized but unissued stock, for the purpose of effecting the conversion of the Class B Common Stock as hereinabove provided, such number of its duly authorized shares of Class A Common Stock and other securities as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock.

     5. The Board of Directors of the Corporation is expressly authorized to make, alter or repeal bylaws of this Corporation, but the stockholders may make additional bylaws and may alter or repeal any bylaw whether adopted by them or otherwise.

     6. Election of directors need not be by written ballot except and to the extent provided in the bylaws of the Corporation.

     7. To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same now exist or may hereafter be amended in a manner more favorable to directors, the directors of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.